UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Worthington Enterprises, Inc. ("we," "our," and "us") conducted a conference call on June 24, 2026, beginning at approximately 8:30 a.m., Eastern Time, to discuss our unaudited financial results for the fourth quarter of fiscal 2026 ended May 31, 2026. Additionally, we addressed certain issues related to the outlook for us and our subsidiaries and their respective markets. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information contained in this Item 2.02 and in Exhibit 99.1 is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless we specifically state that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

In the conference call, we discussed financial measures prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) as well as non-GAAP financial measures to provide investors with additional information that we believe allows for increased comparability of the performance of our ongoing operations from period to period. We referred to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA margin on a trailing 12-months (“TTM”) basis. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures used by us as measures of operating performance. EBITDA is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense and depreciation and amortization to/from net earnings attributable to controlling interest. Adjusted EBITDA is calculated by adding or subtracting, as appropriate, to/from EBITDA certain items that we believe are not necessarily indicative of our operating performance, such as those listed in the tables below and previously described in Exhibit 99.1 to our Current Report on Form 8-K filed on June 23, 2026. TTM adjusted EBITDA margin is calculated by dividing TTM adjusted EBITDA by net sales.

During the conference call, we also referred to the ratio of net debt to adjusted EBITDA, which is a non-GAAP financial measure that is used by us as a measure of leverage. Net debt to adjusted EBITDA is calculated by subtracting cash and cash equivalents from total debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt and long-term debt) and dividing the sum by adjusted EBITDA. The calculation of net debt to adjusted EBITDA for the fiscal year ended May 31, 2026 (“fiscal 2026”), along with a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) is outlined below.

	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2026	2026	2026	2026
Net cash provided by operating activities (GAAP)	$71,601	$61,938	$51,518	$41,061
Adjustments:
Changes in assets and liabilities, net of impact of acquisitions:	(7,508)	10,070	2,755	13,029
Interest expense, net	2,885	1,828	1,472	63
Income tax expense	11,708	14,994	8,751	10,860
Provision for deferred income taxes	(627)	(4,294)	(561)	(2,958)
Unrealized gain (loss) on investment in marketable securities	610	(340)	(1,243)	-
Bad debt (expense) income	(246)	97	(230)	21
Equity in net income of unconsolidated affiliates, net of distributions	3,630	(4,064)	(5,108)	181
Net (loss) gain on sale of assets	(295)	17	(3,012)	-
Less: noncontrolling interest	81	343	299	327
EBITDA (non-GAAP) (1)	$81,839	$80,589	$54,641	$62,584
Adjustments:
Amortization of inventory step-up	1,500	1,500	-	2,151
Restructuring and other expense, net	794	2,186	1,644	2,476
Loss on partial sale of investment in SES	-	-	2,950	-
Unrealized loss (gain) on investment in marketable securities	(610)	340	1,243	-
Adjusted EBITDA (non-GAAP) (1)	$83,523	$84,615	$60,478	$67,211

(1)
Excludes the impact of noncontrolling interest.

May 31,
(In thousands)	2026
Long-term debt	305,896
Less: cash and cash equivalents	27,725
Net debt	$278,171

Fiscal 2026 adjusted EBITDA (non-GAAP)	$295,827

Net debt to fiscal 2026 adjusted EBITDA (non-GAAP)	0.9

Additional non-GAAP financial measures referred to by us on the conference call, including reconciliations to the most comparable GAAP financial measures, are included in Exhibit 99.1 to our Current Report on Form 8-K filed on June 23, 2026. Such Exhibit 99.1 includes a copy of our news release issued on June 23, 2026 (the “Financial News Release”) reporting results for the three-month period ended May 31, 2026. The Financial News Release was made available on our website throughout the conference call and will remain available on our website for at least one year.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, the Compensation Committee (“Committee”) of our Board of Directors approved a special leadership retention performance share (“Performance Shares”) award for Colin J. Souza, our Vice President and Chief Financial Officer, Patrick J. Kennedy, our Vice President – General Counsel & Secretary, Steven M. Caravati, the President of our Consumer Products segment, and James R. Bowes, the President of our Building Products segment. The award is intended to facilitate executive retention and shareholder alignment. Each participant listed above was awarded 25,000 Performance Shares, subject to the terms of the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan (“2024 LTIP”) and the Performance Share Award Agreement included herewith as Exhibit 10.1 (“Award Agreement”). The award of Performance Shares gives the participant the right to receive our common shares if both the performance-based vesting conditions (“Performance Conditions”) and a time-based vesting condition (“Retention Condition”), as set forth in the Award Agreement, are satisfied.

The Performance Conditions applicable to the award are predetermined goals of our (i) adjusted earnings before interest, tax, depreciation and amortization for each fiscal quarter during the period beginning on the first day of our 2027 fiscal year and ending on the final day of our 2030 fiscal year (the “Performance Period”), and (ii) adjusted return on assets for each fiscal quarter during the Performance Period. If both the Performance Conditions are satisfied, all Performance Shares will become eligible to vest. The Committee shall review and certify the achievement of the Performance Conditions on a date within 60 days following the end of the Performance Period (“Certification Date”).

The Retention Condition applicable to the award requires the participant to remain continuously employed by us or our subsidiaries through the Certification Date. Any Performance Shares that become eligible to vest under the Performance Conditions will vest in full on the Certification Date if the Retention Condition is satisfied.

Participants do not have the right to vote any Performance Shares and no dividends will accrue on or be paid with respect to the Performance Shares.

In limited circumstances, the Performance Shares may vest before the Performance Conditions and/or Retention Condition are met. If the participant’s employment terminates due to death or disability before the Certification Date, the Performance Shares will vest on the Certification Date, if at all, only if the Performance Conditions are met. If there is a change in control, as defined in the 2024 LTIP, the Performance Shares will fully vest on the date of such change in control. If the participant’s employment is terminated by us without cause after the Performance Conditions are met, but before the Certification Date, any outstanding Performance Shares that were eligible to vest as a result of meeting the Performance Conditions will vest.

This description of the Performance Shares and the Award Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the 2024 LTIP and the Award Agreement, which is incorporated into this report by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

10.1	Form of Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan Performance Share Award Agreement (Adjusted EBITDA and Adjusted ROA)
99.1	Transcript of Worthington Enterprises, Inc. Earnings Conference Call for Fourth Quarter of Fiscal 2026 (Fiscal Quarter ended May 31, 2026), held on June 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	June 26, 2026	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary